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                                   EXHIBIT 5

                                TRACY & HOLLAND
              (A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                               ATTORNEYS AT LAW
                      306 WEST SEVENTH STREET, SUITE 500
                         FORT WORTH, TEXAS 76102-4982


J. DAVID TRACY, P.C.
J. WALKER HOLLAND, P.C.
MARGARET E. HOLLAND, P.C.                                FAX (817) 332-3140
GEORGE T. JOHNS, P.C.                              TELEPHONE (817) 335-1050
LEWIS D. SCHWARTZ, P.C.                                METRO (817) 429-9463

                               October 24, 1995


Surety Capital Corporation
1845 Precinct Line Road, Suite 100
Hurst, Texas  76054

     Re:  Registration No. 33-35415; Registration Statement on
          Form S-8, Surety Capital Corporation 1988 Incentive
          Stock Option Plan

Gentlemen:

     Pursuant to your request, we have examined a copy of the Surety Capital Corporation 1988 Incentive Stock Option Plan (the "Plan"), which was approved by the Board of Directors in August 1988 and by the shareholders of Surety Capital Corporation (the "Company") in August 1988. We have also examined the Certificate of Incorporation of the Company, as amended, the Restated Bylaws of the Company, and corporate proceedings of the Company as reflected in minutes of meetings of the shareholders and the Board of Direc tors of the Company.

     Based upon our examination of the foregoing papers and docu ments, together with the examination of such other papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

     Shares of the Common Stock of the Company purchasable upon the exercise of any option granted under the Plan will, upon issuance by the Company in accordance with the terms of the respective agreements under which such options may be granted, be duly and validly issued, and will be fully paid and nonassessable, whether such shares shall theretofore have been authorized but unissued shares of the Common Stock of the Company or shares reacquired by the Company and held by it as treasury shares, provided that the purchase price under each such agreement shall be at least equal to the par value of the shares issued thereunder.

     We consent to the use of this opinion in connection with the Registration Statement on Form S-8 and the Prospectus constituting a part thereof filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act
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Surety Capital Corporation
October 24, 1995
Page 2


of 1933, as amended, of the resale of 71,718 shares of the Common Stock of the Company and an undetermined number of additional shares as may become issuable thereunder as required by the anti-dilution provisions of the Plan.

                                               Very truly yours,

                                               TRACY & HOLLAND

                                               By:  Margaret E. Holland, P.C.,
                                                    Partner



                                               By:/s/ Margaret E. Holland
                                                  ----------------------------
                                                    Margaret E. Holland,
                                                    President